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September 9, 2002

Mayer, Brown, Rowe & Maw
1675 Broadway
New York, NY 10019

Re:  Morgan Stanley Tax-Exempt Securities Trust

Ladies and Gentlemen:

We understand that the Trustees of Morgan Stanley Tax-Exempt Securities Trust, a Massachusetts business trust (the "Trust"), intend, on or about September 9, 2002, to cause to be filed on behalf of the Trust a Registration Statement on Form N-14 (the "Registration Statement") in connection with the combination (the "Combination") of substantially all the assets of Morgan Stanley Select Municipal Reinvestment Fund ("Municipal Fund") with the Trust, in exchange for shares of beneficial interest of the Trust (the "Shares"), and the assumption by the Trust of certain stated liabilities of Municipal Fund pursuant to an Agreement and Plan of Reorganization dated as of July 25, 2002 between the Trust and Municipal Fund (the "Agreement"). We further understand that the Shares will be issued pursuant to the Agreement.

You have requested that we act as special counsel to the Trust with respect to the laws of the Commonwealth of Massachusetts on certain specified matters, and in such capacity we are furnishing you with this opinion. You have not asked for, and we do not offer, an opinion on any other matter or transaction related to the Trust, Municipal Fund, the Combination, the Agreement or any matter related thereto, except as specifically set forth below.

The Trust is organized under a written declaration of trust finally executed, delivered and filed with the Secretary of the Commonwealth of Massachusetts on April 6, 1987 (as amended, the "Declaration of Trust"). The Trustees of the Trust (as defined in the Declaration of Trust) (the "Trustees") have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions provided therein.

In connection with our opinions delivered herein, we have examined the following items, some of which have been provided to us by, or on behalf of, you: (i) a copy of the Agreement; (ii) a copy of the Declaration of Trust; (iii) a copy of the Amended and Restated By-laws of the Trust effective as of May 1, 1999 (the "By-laws"); (iv) a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated September 6, 2002; (v) copies of the Registration Statement to be filed by the Trust and the Trust's current Prospectus and Statement of Additional information; and (vi) a Certificate of the Assistant Secretary of the Trust with respect to certain resolutions of the Board of Trustees of the Trust.

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Mayer, Brown, Rowe & Maw
September 9, 2002
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In rendering this opinion we have assumed, without independent verification, (i)
the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that resolutions approving the Registration Statement, the Combination and the Agreement have been duly adopted by the Trustees, (iv) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above, and (v) that the By-laws have been duly adopted by the Trustees. We have also examined such questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above. We understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the Massachusetts Uniform Securities Act), to the extent that Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including State and Federal securities laws, we are of the opinion that:

1. The Trust is a business trust with transferable shares, organized in compliance with the requirements of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid.

2. The Shares to be issued as described in the Registration Statement, including any exhibits thereto, have been duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Agreement, will be validly issued, fully paid and nonassessable (except as described under the caption "Capital Stock and Other Securities" in the Trust's Statement of Additional Information).

We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of this opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are solely for your benefit in connection with the matters discussed above, and such opinions may not be relied upon in any manner or for any purpose by any other person. In addition,

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Mayer, Brown, Rowe & Maw
September 9, 2002
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this opinion is given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

Very truly yours,

/s/ DECHERT